UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 4, 2024
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

On December 4, 2024, the Board of Directors (the “Board”) of Momentus Inc., a Delaware corporation (the “Company”) approved a reverse stock split of the Company’s issued and outstanding shares of Class A Common Stock, $0.00001 par value per share (the “Common Stock”), at a ratio of 1-for-14 (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 5:00 p.m. eastern time on Thursday, December 12, 2024 (the “Effective Date”), with the Common Stock trading on the Nasdaq Capital Market on a reverse-split adjusted basis under the Company’s existing trading symbol, “MNTS,” at the market open on Friday, December 13, 2024.

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”), for continued listing on the Nasdaq Stock Market LLC (“Nasdaq”) exchange. As previously disclosed on March 29, 2024, the Company received a letter from Nasdaq on March 27, 2024, indicating that for the then last thirty (30) consecutive business days, the Company was not in compliance with the Minimum Bid Requirement.

In accordance with Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until September 23, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Class A common stock must be at least $1.00 per share for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) (unless the Nasdaq staff exercised its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)) during the 180-day period prior to September 23, 2024. The Company did not regain compliance by September 23, 2024, and Nasdaq staff provided written notice to the Company that the Company’s securities are subject to delisting. The Company has appealed such delisting determination to a Nasdaq hearings panel. There can be no assurance that the appeal will be successful.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with Nasdaq and the Common Stock will begin trading on a split-adjusted basis at the open of business on the day following the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 60879E309. The trading symbol for the Company, MNTS, will not be changed.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) fourteen (14). Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 14 and multiplying the exercise or conversion price thereof by fourteen (14), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

After the Reverse Stock Split becomes effective, stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Continental Stock Transfer & Trust Company (“Continental”) at the address set forth below. Continental will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Continental can be contacted at (212) 509-4000 and (800) 509‑5586.

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004

Certificate of Amendment. The Company will effect the Reverse Stock Split pursuant to the Company’s filing of a certificate of amendment to the Company’s certificate of incorporation (the “Certificate”) with the Delaware Secretary of State effective 5:00 p.m. eastern time, on December 12, 2024, in accordance with Delaware law. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Stockholder Approval. At the Company’s Special Meeting held on December 2, 2024, the stockholders approved a proposal to grant the Board of Directors discretion to implement a reverse stock split in a range of one‑for‑five up to one-for-twenty. As such the Reverse Stock Split was approved in accordance with Delaware law.

Capitalization. As of November 29, 2024, there were 30,473,112 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 2,182,814 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. The total number of the Company’s authorized shares of Common Stock and Preferred Stock shall not be affected by the foregoing.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership in the interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 of this Current Report on Form 8-K with respect to the Company’s certificate of amendment to the Company’s certificate of incorporation effecting the Reverse Stock Split is incorporated by reference into Item 5.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Form of Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Momentus Inc.
99.1	Press Release, dated December 9, 2024, issued by the Company
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/Paul Ney
		Name:	Paul Ney
Dated:	December 9, 2024	Title:	Chief Legal Officer